EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is entered into as of August 14, 2008 (the “Agreement Date”) by and between Zeezoo Software Corp., a Nevada corporation (the “Purchaser”) and Enhance Skin Products Inc., a Province of Ontario, Canada corporation (the “Seller).

WHEREAS, the Purchaser desires to purchase and acquire from the Seller and the Seller desires to sell and assign to the Purchaser all of the Seller’s rights, title and interest in certain assets and certain listed liabilities that belong to the Seller specifically set forth in Schedule A attached hereto (the “Assets and Liabilities”); and

WHEREAS, the parties desire to enter into this Agreement to set forth their mutual agreements concerning the above matter;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

ARTICLE 1

SALE AND TRANSFER OF ASSETS AND LIABILITIES; CLOSING

1.1. Sale of Assets and Liabilities. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the closing of the transactions contemplated hereby, the Seller will sell, convey, assign and transfer the Assets and Liabilities to the Purchaser, and the Purchaser will purchase and acquire the Assets and Liabilities from the Seller.

1.2. Consideration.  In consideration of the sale, transfer and assignment to the Purchaser of the Assets and Liabilities, the Purchaser shall, at Closing, issue in the name of the Seller or in such other name as the Seller may otherwise direct, an aggregate of 27,500,000 shares of common stock of the Purchaser (the “Shares”) equal to approximately 57.6% of the shares of common stock of the Purchaser on a fully diluted basis (hereinafter referred to as the “Purchase Price”) as of the Closing Date and the transaction set forth in this Agreement.

1.3. The Closing. The transfer and delivery of the documents transferring the Assets and Liabilities to the Purchaser and the Shares to the Seller and the exchange and delivery by the parties of the other documents and instruments contemplated by this Agreement, (the “Closing”) will take place on the date hereof, subject to the satisfaction or waiver (by the party receiving the benefit thereof) of the conditions precedent set forth in Section 5 of this Agreement (the “Closing Date”) at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017, or at such other place upon which the parties shall agree.

1.4. Deliveries. At the Closing on the Closing Date:

(a)	The Purchaser shall deliver or cause to be delivered to the Seller a certificate issued in the name of the Seller, or in such other name as the Seller may otherwise direct, evidencing the Shares.

(b)
The Seller shall deliver to the Purchaser executed and duly acknowledged assignments in the forms set forth in Exhibit A hereto conveying all right, title and interest of the Seller to the Assets and Liabilities to the Purchaser or as otherwise modified in a manner to comply with Nevada law.

(c)
The Seller and the Purchaser shall each execute and deliver such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement; including, without limitation, working together to cause the title to any assets to be transferred into the name of the Purchaser in the applicable governmental records.

1.5. Expenses of Seller. Any liability or obligation of the Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants and other experts employed by Seller shall be paid by the Purchaser following the Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

To induce the Purchaser to execute, deliver and perform this Agreement, and in acknowledgement of the Purchaser’s reliance on the following representations and warranties (in addition to the representations and warranties in Section 1.1), the Seller represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

2.1. Organization. The Seller is a corporation duly organized, validly existing and in good standing under the applicable laws of the Province of Ontario, Canada, with the power and authority to conduct its business as it is now being conducted and to own its assets.

2.2. Power and Authority. The Seller has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the Seller will have taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory approvals. The execution, delivery and performance by the Seller of the Agreement have been duly authorized. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

2.3. Directors and Officers of Seller. The duly elected or appointed directors and the duly appointed officers of Seller are as set out in Schedule 2.3.

2.4. Non-Contravention. Except as disclosed in Schedule 2.4, to the Seller’s knowledge, neither the execution, delivery and/or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will:

(a)  conflict with, result in a violation of, cause a default under (with or without notice, lapse  of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Seller under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, or any of its material property or assets;

(b)  violate any provision of the articles or bylaws of Seller; or

(c)  violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority in the Province of Ontario, Canada that would result in a Material Adverse Effect (defined below).

2.5. Actions and Proceedings. Except as disclosed in Schedule 2.5 hereto, to the knowledge of Seller, (i) there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Seller or which involves any of the business, or the properties or assets of Seller that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, or conditions of an entity such as Seller or Purchaser, as the case may be, taken as a whole (a “Material Adverse Effect”), and (ii) there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect.

2.6. Compliance.

(a)  To the knowledge of Seller, Seller is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other regulation in the Province of Ontario, Canada that would constitute a Material Adverse Effect;

(b) To the knowledge of Seller, Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would result in a Material Adverse Effect; and

(c) To the knowledge of Seller, Seller has duly filed all reports and a return required to be filed by it with governmental authorities in the Province of Ontario, Canada and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. To the knowledge of Seller, all of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of Seller, threatened, and none of them will be adversely affected by the consummation of this Agreement.

2.7. Filings, Consents and Approvals. Except as set forth in Schedule 2.7, to the knowledge of Seller, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

2.8. Intellectual Property.

(a) As of Closing Date, to the knowledge of Seller, except as set forth in Schedule 2.8(a), it exclusively owns, or is authorized to use, legally enforceable intellectual property rights in and to all of Seller’s intellectual property.

(i) Schedule 2.8(a)(i)  hereto sets forth, among other things, all United States and foreign: (i) patents and patent applications, (ii) registered or applied for trademarks, trade names, brand names and corporate names, and service marks, (iii) Internet domain name registrations and applications and (iv) copyright registrations and applications owned or licensed by Seller in each case described in clauses (i) through (iv), that are material to the operations of the Business as presently conducted, specifying as to each item, as applicable: (A) the title of the item; (B) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (C) the issuance, registration or application numbers and dates.

(ii) Schedule 2.8(a)(ii) hereto further sets forth all material licenses, sublicenses and other agreements or permissions under which the Seller is a licensor or licensee or otherwise is authorized to use or practice any intellectual property. Seller has provided to Purchaser a true and complete copy of all such licenses, sublicenses and other agreements or permissions listed on Schedule A.

(iii) Schedule 2.8(a)(iii) hereto further sets forth and describes the status of any material agreements involving intellectual property currently in negotiation or proposed by the Seller.

(b) Except as set forth on Schedule 2.8(b) hereto, the Seller owns, free and clear of all liens or has the right to use all intellectual property used in the business of Seller or that is necessary for the operation of the Seller’s business.

(c) Except as set forth on Schedule 2.8(c) hereto, the Seller has not been, during the three years preceding the date of this Agreement, a party to any claim, nor, to the knowledge of the Seller, is any claim threatened in writing, that challenges the validity, enforceability, ownership or right to use, sell or license any intellectual property, except for claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Seller, no third party is infringing upon any intellectual property except for infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d) The Seller has taken all commercially reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the technology included in the intellectual property, except for failures to take such precautions that, individually or in the aggregate, have not resulted and could not reasonably be expected to have a Material Adverse Effect.

(e) The Seller is not, and, as a result of the execution and delivery of this Agreement or its performance of its obligations hereunder, will not be, in violation of any agreement relating to any intellectual property used in the Seller’s business, except for violation that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. After the completion of the transactions contemplated by this Agreement, the Purchaser will own all right, title and interest in and to or have a license to use all intellectual property of Seller as of the Closing Date, except for failures to own or have available for use that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect.

2.9. Tax Matters. All Federal, provincial and other tax returns and reports of the Seller required by law to be filed have been duly filed, and all federal, provincial and other taxes, assessments, fees and other governmental charges upon the Seller with respect to its properties, assets, incomes, franchises or business which are due and payable have been paid or a reasonable reserve for such payment established on the Seller’s balance sheet.

2.10. Investor Representations. The Seller acknowledges and agrees that the Shares representing the Purchase Price will be offered and sold to the Seller without such offers and sales being registered under the United States Securities Act of 1933, as amended (the “Securities Act”). As such, the Seller further acknowledges and agrees that all Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act.

2.11. Share Certificates. The Seller acknowledges and agrees that legend in substantially the following form will be placed on any certificate(s) evidencing the Shares:

THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR UNDER ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH DISPOSITION IS THEN IN EFFECT OR UNLESS THE PERSON PROPOSING TO MAKE THE DISPOSITION SHALL FURNISH, WITH RESPECT TO SUCH DISPOSITION, AN OPINION OF COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO THE CORPORATION) TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT (OR ANY SUPERSEDING STATUTE) OR ANY APPLICABLE STATE SECURITIES LAWS.

2.12. Issuance of Shares. The Seller represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser is relying upon such covenants, representations and warranties in connection with the issuance of the Shares to the Seller:

(a) the Seller has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Seller has evaluated the merits and risks of an investment in the Shares. The Seller can bear the economic risk of this investment, and is able to afford a complete loss of this investment;

(b) the Seller acknowledges that the Purchaser’s success is subject to a number of significant risks, including the risk that the Purchaser will not be able to finance its plan of operations. The Seller further acknowledges that (i) the Purchaser has limited cash and working capital, (ii) the Purchaser will have to raise additional capital in order to finance its plan of operations which capital may be raised by the issuance of additional shares of its common stock which will result in dilution to the Seller, and (iii) the Purchaser is working on the Financing (defined below) but there is no assurance that the Financing will be completed;

(c) the Shares will be acquired by the Seller for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and, except for possible transfers of a portion of the Shares to officers, directors, agents, shareholders and up to five creditors of the Seller, that the Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares;

(d) the Seller has been afforded access to information about the Purchaser and the Purchaser’s financial condition, results of operations, business, properties, management and prospects sufficient it to evaluate its investment in the Shares. The Seller further represents that it has had an opportunity to ask questions and receive answers from representatives of the Purchaser regarding the terms and conditions of the offerings completed by the Purchaser and the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Shares. The Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Seller has had full opportunity to discuss this information with the Seller’s legal and financial advisers prior to execution of this Agreement;

(e) the Seller acknowledges that the Purchaser will rely on these representations in completing the issuance of the Shares to the Seller;

(f) the Seller acknowledges that the offering of the Shares by the Purchaser has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority; and

(g) this Agreement has been duly authorized, validly executed and delivered by the Seller.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce the Seller to execute, deliver and perform this Agreement, and in acknowledgement of Seller’s reliance on the following representations and warranties, the Purchaser hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

3.1. Organization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

3.2. Share Capital. The Purchaser has authorized capital consisting of 100,000,000 shares of Common Stock, of which 68,160,000 shares of Common Stock are issued and outstanding prior to the completion of the transactions contemplated hereby. Upon the completion of the transactions contemplated by this Agreement, the Purchaser will have 47,750,000 shares of Common Stock issued and outstanding. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Purchaser is a party or by which it is obligated to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Purchaser or obligating the Purchaser to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The Purchaser has no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights or plans.

3.3. Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.

3.4. Listing. The Purchaser is a reporting company under the United States Securities and Exchange Act of 1934, as amended, and its shares of Common Stock are registered for sale and are quoted for trading on the OTC Bulletin Board under the symbol ZEEZ.

3.5. SEC Reports; Financial Statements. The Purchaser has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, since inception (or such shorter period as the Purchaser was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Purchaser and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except (A) to the extent reflected in the balance sheet of the Purchaser included in the SEC Report last filed prior to the date hereof or (B) incurred in the ordinary course of business since the date of the balance sheet referred to in the preceding clause (A), Purchaser does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that is or would reasonably be expected to be, individually or in the aggregate, in excess of $10,000.00.

3.6. Power and Authority. The Purchaser has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the Purchaser will have taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory approvals. The execution, delivery and performance by the Purchaser of the Agreement have been duly authorized. This Agreement is, and the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

3.7. No Conflict. Neither the execution and delivery by the Purchaser of this Agreement and of the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby or thereby, nor the consummation by the Purchaser of the transactions contemplated hereby, will or do violate or conflict with: (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Purchaser, or (b) violate, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement, instrument, document or commitment to which Purchaser is party or by which any of the Assets or any of its assets or properties are bound, or (c) violate any law, statute, regulation, rule or ordinance (collectively, “Laws”), or any judgment, decree, order, injunction, or rule of any court or other governmental body (collectively an “Order”) applicable to Purchaser, any of the Assets or any of its assets or properties.

3.8. Required Consents. Other than with respect to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the Closing Date, no permit or approval, authorization, consent, permission, or waiver to or from any person, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Purchaser in connection with the transactions contemplated hereby, or the consummation by the Purchaser of the transactions contemplated hereby.

3.9. Actions and Proceedings. (i) There is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Seller or which involves any of the business, or the properties or assets of Seller that, if adversely resolved or determined, would have a Material Adverse Effect, and (ii) there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect.

3.10. Tax Matters. All Federal, state and other tax returns and reports of the Purchaser required by law to be filed have been duly filed, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Purchaser with respect to its properties, assets, incomes, franchises or business which are due and payable have been paid or a reasonable reserve for such payment established on the Purchaser’s balance sheet.

3.11. Non-Contravention. Neither the execution, delivery and/or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will:

(a)  conflict with, result in a violation of, cause a default under (with or without notice, lapse  of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser, or any of its material property or assets;

(b)  violate any provision of the articles or bylaws of Purchaser; or

(c)  violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority in Nevada that would result in a Material Adverse Effect (defined below).

3.12. Compliance.

(a)  Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other regulation in the Nevada that would constitute a Material Adverse Effect;

(b) Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would result in a Material Adverse Effect; and

(c) Purchaser has duly filed all reports and a return required to be filed by it with governmental authorities in the United States and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or threatened, and none of them will be adversely affected by the consummation of this Agreement.

3.13 Certain Transactions. Purchaser is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

ARTICLE 4

COVENANTS OF THE SELLER PRIOR TO CLOSING

4.1. Required Approvals. As promptly as practicable after the date of this Agreement, the Seller shall make all filings required by foreign or local law to be made by them in order to consummate the transactions contemplated hereby. The Seller shall cooperate with the Purchaser with respect to all filings that the Purchaser elects to make or is required by law to make in connection with the transactions contemplated hereby.

4.2. Prohibited Actions. Except as provided herein below, in no event, without the prior written consent of the Purchaser, shall the Seller:

(a) permit any of the Assets and Liabilities to be subjected to any claim or encumbrance, except claims or encumbrances that the Seller believes, in its sole judgment, are necessary to continue development of the Assets and Liabilities in the ordinary course of business and consistent with past practice;

(b) waive any claims or rights of substantial value respecting the Assets and Liabilities, or sell, transfer, or otherwise dispose of any of the Assets and Liabilities, except in the ordinary course of business and consistent with past practice; or

(c) dispose of any interest in any of the Assets and Liabilities, or permit any rights in any of the Assets and Liabilities to lapse into default or in non-compliance with all and any regulatory or governmental requirement.

4.3. Access. Seller shall provide the Purchaser with such information and access as the Purchaser may from time to time reasonably request regarding the Assets and Liabilities.

ARTICLE 5

CONDITIONS TO THE SELLER’S OBLIGATIONS

Each of the obligations of the Seller to be performed hereunder shall be subject to the satisfaction (or waiver by the Seller) at or prior to the Closing Date of each of the following conditions:

5.1. Representations and Warranties; Performance. The Purchaser shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Purchaser, and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Purchaser’s Board of Directors, and the Seller shall have received a certificate to that effect signed by the President and Chief Executive Officer of the Purchaser.

5.2. Consents. Except as set forth on Schedule 5.2 attached hereto, all required approvals, consents and authorizations shall have been obtained.

5.3. Litigation. No Litigation shall be threatened or pending against the Purchaser, the Seller or any of their assets and properties that, in the reasonable opinion of counsel for the Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

5.4. Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by the Purchaser to the Seller hereunder shall be in form and substance satisfactory to counsel for the Seller, in the exercise of such counsel’s reasonable judgment.

5.5. Appointment of Officers and Directors. The board of directors of the Purchaser shall have appointed (i) Samuel Asculai, Ph.D., Dr. Zenas B. Noon and Mr. Frode Botnevik as directors of the Purchase and (ii) Samuel Asculai, Ph.D., Mr. Chris Hovey and Mr. Brian Lukian as President and Chief Executive Officer, Vice President—Operations and Chief Financial Officer and Secretary of Purchaser, respectively.

5.6. Resignation of Officers and Directors. The officers and directors of the Purchaser immediately prior to the Closing shall have resigned as officers and directors of the Purchaser effective as of the Closing.

5.7. Schedule 14-F Filing. Purchase shall have filed with the SEC a Form 14F-1 reflecting the applicable changes in the Purchaser’s board of directors as a result of the transactions contemplated.

5.8. Due Diligence. The Seller shall have completed its due diligence review of the Purchaser (including its assets and liabilities) and shall have been satisfied with the findings thereof.

5.9. Cancellation of Insider Shares. Joel Gugol and Erickson Mercado (collectively the “Purchaser Insiders”) shall have tendered to the Purchaser for cancellation all of the shares of Purchaser’s common stock held by them (except for 45,000 shares of common stock each, which they shall retain) and the total outstanding shares of common stock of the Purchaser on a fully diluted basis prior to the issuance of the Shares pursuant to this Agreement shall be 20,250,000.

ARTICLE 6

CONDITIONS TO THE PURCHASER’S OBLIGATIONS

Each of the obligations of the Purchaser to be performed hereunder shall be subject to the satisfaction (or the waiver by the Purchaser) at or prior to the Closing Date of each of the following conditions:

6.1. Representations and Warranties; Performance. The Seller shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Seller’s Board of Directors, and the Purchaser shall have received a certificate to that effect signed by the secretary of the Seller.

6.2. Consents. All required approvals, consents and authorizations shall have been obtained.

6.3. No Litigation. No Litigation shall be threatened or pending against the Purchaser or the Seller that, in the reasonable opinion of counsel for the Purchaser, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

6.4. Due Diligence. The Purchaser shall have completed its due diligence review of the Assets and Liabilities and shall have been satisfied with the findings thereof.

6.5. Proof of Ownership of the Assets. The Seller shall have delivered to the Purchaser copies of instruments evidencing its ownership of the Assets.

ARTICLE 7

COVENANTS OF THE SELLER, THE PURCHASER FOLLOWING CLOSING

7.1. Allocation of Purchase Price; Transfer Taxes.

(a) Consistent with applicable tax rules, the Purchaser shall allocate the Purchase Price to the Assets. The Purchaser shall prepare and file, in a timely fashion, forms in a manner consistent with such allocation with the relevant tax authority. All tax returns and reports filed or prepared by the Purchaser and/or the Seller with respect to the transactions contemplated by this Agreement shall be consistent with the allocation made by the Purchaser under this Section 7.1(a).

(b) All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Purchaser and the Purchaser shall file all necessary documentation with respect to such taxes.

7.2. Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

7.3. Nondisclosure of Proprietary Data. The Parties shall hold in a fiduciary capacity for the benefit of each other all secret or confidential information, knowledge or data relating to each other or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge. Neither Party, without the prior written consent of the other, or as may otherwise be required by law or legal process, shall communicate or divulge either before or after the Closing Date any such information, knowledge or data to anyone other than the other Party and those designated by the other Party in writing, or except as required by applicable law.

ARTICLE 8

SURVIVAL AND INDEMNITY

8.1. Survival of Representations, Warranties, etc. Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive for a period of twelve (12) months after the Closing and shall not merge in the performance of any obligation by any party hereto. All rights to indemnification contained in this Agreement shall survive the Closing indefinitely.

8.2. Indemnification by the Seller and Purchaser. The parties shall indemnify, defend, and hold harmless each other, and the each others representatives, stockholders, controlling persons and affiliates, at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages (but not including incidental or consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation , and settlement amounts, together with interest and penalties (collectively, a “Loss” or “Losses”), asserted against, resulting to, imposed upon, or incurred by the either party, directly or indirectly, by reason of, resulting from, or arising in connection with: (i) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; (ii) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby, as if such representation or warranty were made on and as of the Closing Date; (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either party in connection this Agreement or any of the transactions contemplated hereby; and (iv) to the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this Section 8.2 will not be exclusive of or limit any other remedies that may be available to the either party to this Agreement.

ARTICLE 9

MISCELLANEOUS

9.1. Entire Agreement. This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

9.2. Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9.3. Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

9.4. Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

9.5. Attorneys’ Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

9.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

9.7. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

9.8. Notices. All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given five business days after such notice, request, demand, claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and, in any case, all such communications must be addressed to the intended recipient at the address set forth on the first page of this Agreement. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

9.9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of choice of law thereof.

9.10. Arbitration. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration in the City of Las Vegas, Nevada. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Nevada, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute, and (3) subject to the jurisdiction of the Superior Court of the State of Nevada for the purpose of confirmation and enforcement of any award made by the arbitrator or for any actions seeking injunctive relief.

9.11. References, etc.

(a) Whenever reference is made in this Agreement to any Article, Section, or paragraph, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement.

(b) Wherever reference is made in this Agreement to a Schedule, such reference shall be deemed to apply to the specified Schedule attached hereto, which are incorporated into this Agreement and form a part hereof. All terms defined in this Agreement shall have the same meaning in the Schedules attached hereto.

(c) Any form of the word “include” when used herein is not intended to be exclusive (e.g., “including” means “including, without limitation”).

9.12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

9.13. No Third Party Beneficiary Rights. No provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party.

9.14. Such Other Acts. The parties hereto shall do all things, take such acts and execute such documents as are necessary to give effect to the intention herein contemplated.

9.15. Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

SELLER

ENHANCE SKIN PRODUCTS INC.

By:	/s./ Samuel Asculai
Name: Samuel Asculai, Ph.D.
Title: President and Chief Executive Officer

PURCHASER

ZEEZOO SOFTWARE CORP.

By:	/s/ Joel Gugol
Name: Joel M. Gugol
Title: President and Chief Executive Officer